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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Concept Series Healthcare
Trust 4 Pharmaceutical and Biotechnology Portfolio, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-63035 of our report dated January 20, 1999, relating to the Statement of Condition of Equity Investor Fund, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
January 20, 1999